EXHIBIT 24


        ACE HARDWARE CORPORATION:  POWER OF ATTORNEY
        --------------------------------------------

     KNOW ALL MEN BY THESE PRESENTS that each of the

undersigned directors of ACE HARDWARE CORPORATION, a

Delaware corporation, hereby constitutes and appoints DAVID

F. HODNIK and RITA D. KAHLE, and each of them, his true and

lawful attorneys-in-fact and agents, each with full power to act without the other, with full power of substitution, for

him and in his name, place and stead, in any and all

capacities, to sign the Post-Effective Amendment No. 2 to

the Registration Statement on Form S-2, and any and all

amendments thereto, and to file the same with all exhibits

thereto, and other documents in connection therewith, with

the Securities and Exchange Commission, granting unto said

attorneys and agents full power and authority to do and

perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all

intents and purposes as they might or could do in person,

hereby ratifying and confirming all that said attorneys and

agents, or either of them, or their substitutes, may

lawfully do or cause to be done by virtue hereof.

 IN WITNESS WHEREOF, each of the undersigned has set his or

her hand and seal as of this 12th day of March, 1997.




     JENNIFER C. ANDERSON                    RAY W. OSBORNE
     Jennifer C. Anderson                    Ray W. Osborne

     LAWRENCE R. BOWMAN                     ROGER E. PETERSON
     Lawrence R. Bowman                     Roger E. Peterson

       MARK JERONIMUS                          JON R. WEISS
       Mark Jeronimus                          Jon R. Weiss

       JAMES T. GLENN                        DON S. WILLIAMS
       James T. Glenn                        Don S. Williams

      JOHN E. KINGERY                     JAMES R. WILLIAMS, JR.
      John E. Kingrey                     James R. Williams, Jr.

    RICHARD E. LASKOWSKI
    Richard E. Laskowski